Filed Pursuant to Rule 424(b)(3)

File No. 333-190397

LAKELAND INDUSTRIES, INC.

SUPPLEMENT NO. 3 TO

PROSPECTUS DATED AUGUST 29, 2013

THE DATE OF THIS SUPPLEMENT IS JANUARY 6, 2014

On December 23, 2013, Lakeland Industries, Inc. filed the attached Report on Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Extension of UK Financing

On December 19, 2013, Lakeland Industries Europe, Ltd., a wholly owned subsidiary of Lakeland Industries, Inc. (the “Company”), entered into a one-year extension of its existing financing facility with HSBC Invoice Finance (UK) Ltd., pursuant to the same terms as disclosed in the Company’s Form 8-K filed with the SEC on February 22, 2013, except for:

1.	the facility limit was raised from £1,000,000 (approximately USD $1.6 million) to £1,250,000 (approximately USD $2.0 million)
2.	the prepayment percentage (advance rate) was raised from 80% to 85%. The facility will now have a due date of December 19, 2014.

Brazil Financings

New loan with Bank Itau

On December 19, 2013, Lakeland Brasil, S.A., a wholly owned subsidiary of the Company completed a new loan in the amount of $R500,000 (approximately USD $211,000) with Bank Itau at an interest rate of 1.53% per month. The proceeds of the loan are primarily for working capital purposes. The material terms of the loan are as follows:

Lender: Bank Itau

Principal Amount: $R500,000 (approximately USD $211,000)

Due Date: July 31, 2014

Interest rate: 1.53% per month

Principal payments: $R76,360,82 monthly commencing January 31, 2014 (approximately USD $32,000)

Collateral: Customer contracts

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures set forth in Item 1.01 are incorporated by reference to this item

Item 8.01	Other Events

Factoring Agreement

On December 12, 2013, Lakeland Brasil, S.A., a subsidiary of the Company, completed an arrangement with Valecred Securitizadora Mobiliaria, S.A. to factor, with recourse, specific invoices totaling $R301,947 (approximately USD $127,000) for a fee of $R7,291 (approximately USD $3,100). This transaction is not considered material to the Company and is being disclosed along with the transactions reported herein.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being furnished herewith:

10.1	Agreement for the Purchase of Debts, dated December 19, 2013
10.2	Replacement Schedule, dated December 19, 2013
10.3	Loan Agreement dated on December 19, 2013 between Lakeland Industries, Inc. and Bank Itau in Brazil to borrow R$500.000 (approximately USD $211,000 ) for working capital
10.4	Summary of Exhibit 10.3 in English

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: December 23, 2013

/s/ Gary Pokrassa
Gary Pokrassa
CFO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Agreement for the Purchase of Debts, dated December 19, 2013
10.2	Replacement Schedule, dated December 19, 2013
10.3	Loan Agreement dated on December 19, 2013 between Lakeland Industries, Inc. and Bank Itau in Brazil to borrow R$ 500.000 (approximately USD $211,000 ) for working capital
10.4	Summary of Exhibit 10.3 in English

Exhibit 10.1

AGREEMENT FOR THE PURCHASE OF DEBTS

Effective date: 19th December 2013

This Schedule replaces the Schedule to the Agreement for the Purchase of Debts entered into between HSBC Invoice Finance (UK) Limited and Lakeland Industries Europe Limited 04500660 on 16th August 2013. This replacement is made under Condition 29 (Variations) of the Standard Terms and Conditions that are part of that agreement

THE SCHEDULE

1.	Client particulars

	Nature of business	Wholesale of safety clothing

	Principal place of business	Jet Park 2, 244 Main Road, Newport, East Yorkshire, HU15 2RP

2.	Product(s) selected

	Finance	Yes

	Credit Management	Yes

	Credit Protection	Yes

3.	Commercial terms

	Approved Countries	(a) United Kingdom, Ireland, the Isle of Man and the Channel Islands

(b)         Abu Dhabi (UAE), Ajman (UAE), American Samoa, Andorra, Anguilla, Australia, Austria, Bahamas, Belgium, Bermuda, Brazil, British Indian Ocean Territory, Brunei, Canada, Cayman Islands, Chile, China, Cyprus, Czech Republic, Denmark, Dubai (UAE), Estonia, Falkland Isles, Faroe Islands, Finland, France, French Guiana, French Polynesia, French Southern Territories, Fujairah (UAE), Germany, Gibraltar, Greece, Greenland, Guadeloupe, Guam, Hong Kong, Israel, Italy, Japan, Kuwait, Liechtenstein, Luxembourg, Macau, Malaysia, Malta, Martinique, Mauritius, Mayotte, Mexico, Monaco, Montserrat, Netherlands, New Caledonia, New Zealand, Norway, Northern Mariana Is., Oman, Peru, Poland, Portugal (Madeira), Portugal, Puerto Rico, Qatar, Ras Al-Khaimah (UAE), Reunion, Saint Helena, Sharjah (UAE), Saudi Arabia, St Pierre & Miquelon, San Marino, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain (Canary Islands), Spain, Sweden, Switzerland, Taiwan, Trinidad & Tobago, Turks & Caicos Islands, Umm Al-Qaiwain (UAE), United Arab Emirates, United States of America, US Minor Outlying Islands, Vatican City State, Virgin Islands (US & British) and Wallis & Futuna Islands.

(c) Bosnia, Hungary, Lithuania, Montenegro, Morocco, Romania & Turkey

Automatic Funding Limit	United Kingdom, Ireland, the Isle of Man and the Channel Islands: £ 50,000

Other countries: £ 50,000

Client to give notice of assignment to Customers	Yes

Commencement Date	30 January 2013

Concentration Percentage	30 per cent

Debtor Currencies	Sterling and Euro

Debt Turn Target	United Kingdom, Ireland, the Isle of Man and the Channel Islands: 90 days

Other countries: 90 days

Facility Limit	£ 1,250,000

Law	English law governs this Agreement

Minimum Period	12 Months

Non-Notifiable Debt	The following are additional categories of Non-Notifiable Debt:

Debts arising from contracts of sale entered into with your customer Elite Supplies Limited (registration number 06309981) and PPG Clothing Limited (SC386962)

Notice Period	3 Months

Prepayment Currencies	Sterling and Euro

Prepayment Percentage	85 per cent

Reduction Percentage	N/A

Standard Payment Terms	United Kingdom, Ireland, the Isle of Man and the Channel Islands: Not exceeding net 60 days from date of invoice

Other countries: Not exceeding net 90 days from date of invoice

4.	Pricing

	Allowance Margin	2.50 per cent

	Arrangement Fee	N/A

	Discounting Margin	3.46 per cent

	Facility Review Fee	Nil

	Other fees	Fees will be payable for:

(a) any variation to the terms of this Agreement;

(b) the release of any Security Interest;

(c) new Security Interests to be granted to HIF or any third party.

	Service Charge	For Approved Countries listed in paragraphs (a), (b) & (c) 0.935 per cent of the Notified value of each Debt, subject to a minimum of £ 42,500 per annum calculated in respect of each period of one year starting on the first day of the month following the Commencement Date and each anniversary thereafter

5.	Credit Protection

	Automatic Credit Protection	United Kingdom, Ireland, the Isle of Man and the Channel

	Limit	Islands: £ 3,000

Other countries: N/A

	Credit Protection	United Kingdom, Ireland, the Isle of Man and the Channel

	Percentage	Islands: 100 per cent

Other countries: 90 per cent

	First Loss	United Kingdom, Ireland, the Isle of Man and the Channel

Islands: £ 1,000

Other countries: £ 1,000

	Unprotected Debts at the Commencement Date	At the Commencement Date any Debt which is unpaid 60 days or more after the due date for payment and any other Debts of the same Customer

6.	Covenants

	Debt Turn Covenant	N/A

	Dilution Percentage	N/A

	Dispute Percentage	N/A

	Tangible Net Worth	N/A

Covenant

The covenants listed above shall be tested at the following times:

Testing Day

	Debt Turn	Final day of each calendar month

	Dilution Percentage	Final day of each calendar month

	Dispute Percentage	Final day of each calendar month

7.	Special terms

(a)	In addition to the undertakings given by the Client in Condition 17, the Client also undertakes:
(i)	To ensure that:

(A)	where necessary, the Client and/or the Customer possess all licences required to export/import the relevant goods; and

(B)	the Client and the Customer comply with all laws and/or regulations applicable to the import or export of the relevant goods including, but not limited to, any exchange control regulations; and

(ii)	To provide HIF, each year, with a declaration (“Annual Declaration”) of the Client’s total sales to Customers located in each Approved Country in a form specified by HIF, for the period of 12 months (or part thereof) ending 31 March (or for such other period as HIF may specify from time to time). Such declaration to be supplied to HIF within 30 days of the end of the relevant period.

(b)	Where a Credit Protection Limit is expressed in a currency other than that in which the Debt payable by the relevant Customer is expressed and/or the currency in which the purchase price is payable, then for the purposes of calculating any amount payable by HIF to the Client under the provisions of Condition 11.6, the Spot Rate of Exchange on the date of payment shall be used. Any gains or losses, resulting from fluctuation in exchange rates will be for the account of the Client.

(c)	HIF will not provide Credit Protection in respect of any particular Debt if:
(i)	the Debt arose after any expiry date notified by HIF to the Client in respect of the relevant Credit Protection Limit; or

(ii)	there has been any breach by the Client of any term specified by HIF as being a condition of its approval of the relevant Credit Protection Limit

The provisions of this special term are in addition to, and not in replacement of, the provisions of Condition 11.4.

(d)	For the purposes of Condition 11.4 (f) events of “force majeure” shall include

(i)	the ionising, radioactive, toxic, explosive or other hazardous or contaminating properties or effects of any explosive nuclear assembly or component thereto, nuclear fuel, combustion or waste; and

(ii)	where goods are to be despatched to, or payment is to be made from, a country other than that in which the Customer is located, any event preventing or delaying the issue of a remittance from such third country.

HSBC Invoice Finance (UK) Limited is, at the date of this Agreement, a member of the Asset Based Finance Association (“ABFA”) and abides by its terms of membership. Under its Memorandum of Association, publicly filed at Companies House, ABFA is not a public regulatory authority and has no financial or other responsibility to anyone arising out of the actions and dealings of its members. The ABFA has provided and/or will provide a Code of Conduct, guidance and a complaints procedure each of which can be viewed on its website at www.ABFA.org.uk.

Exhibit 10.2

For the attention of The Directors

Lakeland Industries Ltd

Jet Park 2 Industrial Estate

Units 9-10

244 Main Road

Newport

HU15 2RP

19th December 2013

VB/1675788

Dear Sirs

Replacement Schedule – Changes to Facility Limit & Prepayment Percentage

Following our recent discussions, please find enclosed the replacement Schedule to the Agreement for the Purchase of Debts.

Unless you have any questions about the changes we have made you do not need to take any further action.

We are of course happy to answer any questions you may have regarding our documentation but you should not regard this as a substitute for taking your own legal advice.

Yours faithfully

For and on behalf of

HSBC Invoice Finance (UK) Ltd

Jane L Simpson

Invoice Finance Manager

Tel: 08455 858199

Exhibit 10.3

Subcarteira N° da Operacao 556-1 / 24772910-6

ltau Unibanco S.A.	Cedula de Credito Bancario
Emprestimo para Capital de Giro
Garantido por Duplicata (Giropre -DP –
Parcelas Iguais/Flex)

Nome empresarial do emitente

Lakeland Brasil, S.A.

Qualificado(a) na proposta de abertura da conta corrente de deposito indicada no subitem 1.14,

designado Cliente

1.	Dados da Cedula de Credlto Bancario

1.1. Data	1.2. Conta vinculada			1.3. Valor entregue	1.4 .Valor do IOF
19.12.2013	Agencia	Conta n°	DAC
	1576	21707	7	R$ 500.000,00	R$ 4.672,65

1.5. Valor da Tarifa de	1.6. Valor total emprestado	1.7. Vencimento da	1.8. Comissao de
Contractacao (TAC)	(valor entregue,mais IOF	Cedula	concessao de credito
	e TAC, se financiados)
R$3.000.00	R$ 500.000,00	31.07.2014	0.00%

1.9.	Taxa de Juros remuneratorios
	1.9.2 Ao ana (360 dias)	1.9.3. Periodicidade de capitalizacao
[ ] sim [ ]	19,98%	MENSAL

1.10. Codigo da garantia	1.11. Conta Corrente de Deposito

1.10.1. Codigo (uso interno Do Banco)	1.10.2 Percentual	Agencia	Conta N°	DAC

1.12.	Forma de pagamento em parcelas iguais
1.12.1. Quantidade de Parcelas	1.12.2. Valor de cada par (principal e juros)cela	1.12.3.Data de vencimento da primeira parcela	1.12.4 Perido entre parcelas
12	R$ 76.360,82	31/01/2014	1 MÊS

1.13.	Forma de pagamento em parcelas diferentes ou periodicidade nso uniforme

Parcel a	Venciment o	Valor do principal da parcela em R$	Parcela	Venciment o	Valor do principal da parcela em R$
001			031
002			032
003			033
004			034
005			035
006			036
007			037
008			038
009			039
010			040
011			041
012			042
013			043
014			044
015			045
016			046
017			047
018			048
019			049
020			050
021			051
022			052
023			053
024			054
025			055
026			056
027			057
028			058
029			059
030			060

1.14. Local de emissao	1.15. Local de pagamento
Salvador, Bahia	Salvador, Bahia

Ate a data de vencimento indicada no subitem 1.7 ,pagaremos por esta Cedula de Credito Bancário (Cedula") ao Itau Unibanco S.A., com sede na Praca Alfredo Egydio de Souza Aranha, 100, Torre Olavo Setubal, Sao Paulo, SP, CNPJ n° 60.701.190/0001-04, designado ltau Unibanco, a divida em dinheiro, certa, liquida e exigivel, correspondente ao valor total emprestado indicado no subitem 1.6 mais os encargos aqui previstos, conforme descritos nos itens 3 e 4.

2. Objeto -O Itau Unibanco emprestara a nos o valor constante do subitem 1.6, mediante credito na conta corrente de deposito indicada no subitem 1.11, desde que constituídas as garantias previstas no item "Garantias" desta Cédula.

3. Modo de Pagamento -Pagaremos todos os valores por nos devidos em decorrência desta Cédula mediante debito que o Itau Unibanco fara na conta corrente de deposito indicada no subitem 1.11, que devera ter saldo disponível suficiente, para o que fica, desde ja, o Itau Unibanco expressamente autorizado.

3.1.A insuficiência de saldo disponível na conta corrente de deposito configurara atraso no pagamento.

3.1.1. O Itau Unibanco poderá, a seu critério, transferir valores da conta vinculada indicada no subitem 1.2 para a conta corrente de deposito indicada no subitem 1.11 para nela gerar saldo suficiente para acolher os débitos.

3.1.1.1. Se, mesmo apos a transferência referida do subitem 3.1.1 0 saldo da conta corrente de deposito for insuficiente, o Itau Unibanco, a seu exclusivo critério, poderá efetuar o debito gerando adiantamentos a depositante, nos termos do contrato de abertura da conta corrente de deposito do subitem 1.11 .

3.1.1.2. O deposito de valores na conta corrente de deposito amortizara primeiro os adiantamentos a depositante que não tiveram origem nesta Cédula e depois os adiantamentos a depositante originados pelos débitos relacionados com esta Cedula.

4. Pagamento -Pagaremos ao Itau Unibanco o valor total emprestado indicado no subitem 1.6, acrescido de juros capitalizados a taxa do subitem 1.9, conforme estipulado nos subitens 1.12 ou 1.13.

4.1. No caso de parcelas iguais indicadas no subitem 1 .12, o valor de cada parcela e o indicado no subitem 1.12.2, composto de principal e juras, e será debitado na data do respectivo vencimento; a primeira parcela vencera na data indicada no subitem 1.12.3 e as demais vencerão a cada período indicado no subitem 1.12.4, a partir da data de vencimento da primeira parcela.

4.1.1 .. Os juros serão apurados pela aplicação da taxa do subitem 1.9 sobre o saldo devedor desta Cédula, calculados conforme Tabela Price.

4.1.1.1. Para fins deste item 4.1.1, entende-se por Tabela Price o sistema de imputação do pagamento em que o percentual de principal e o percentual de juros de cada parcela variam no correr do tempo, de modo a manter-se constante o valor de cada parcela.

4.2. No caso da forma de pagamento, indicada no subitem 1.13, o valor de cada parcela será acrescido de juros, desde a data da operação ate 0 vencimento da respectiva parcela, e será debitado na data de vencimento indicada no subitem 1.13.

4.3.O ITAU UNIBANCO PODERA NOS REPASSAR o VALOR DE TRIBUTOS E ENCARGOS QUE VENHAM A SER CRIADOS, BEM COMO o AUMENTO DOS ATUAIS, EXIGIVEIS PELAS AUTORIDADES COMPETENTES EM RAZAO DESTA CEDULA. OITAU UNIBANCO NOS INFORMARA SOBRE AS ALTERACOES ANTES DO INICIO DA COBRANCA DO VALOR A SER REPASSADO.

4.4.o RECEBIMENTO, PELO ITAU UNIBANCO, DE DETERMINADA PARCELA NAO SIGNIFICARA QUITACAO DAS ANTERIORES.

4.5.A comissão de concessão de credito indicada no subitem 1.8, incidente sobre o valor emprestado indicado no subitem 1.6, será debitada nesta data da conta corrente de deposito indicada no subitem 1.11.

4.5.1. Se ocorrer liquidação antecipada ou vencimento antecipado desta Cédula, o Itaú Unibanco nos devolvera a comissão de concessão de credito em valor calculado de forma proporcional ao período compreendido entre a data de liquidação antecipada ou vencimento antecipado e a data de vencimento originalmente contratada. comissão de concessão de credito proporcional ao tempo não decorrido.

4.6. Pagaremos o Imposto sobre Operações Financeiras (IOF) conforme a legislação em vigor.

4.6.1. Se o IOF for financiado, o seu valor será incluído nas parcelas.

4.7. Os encargos previstos nesta Cédula Guros, comissão de concessão de credito, taxa efetiva de juros, mensal e anual, tributos e contribuições, tarifas e outras despesas) serão a n6s informados, imediatamente apos a sua apuração, em planilha aparte, a qual integrara essa Cédula. .

5	Devedores Solidários -As pessoas ao final nomeadas, designadas Devedores Solidários, declaram-se solidariamente responsáveis por todas as obrigações por nos assumidas e assinam esta Cédula, concordando com os seus termos.
6	Garantia -Para garantir o pagamento de qualquer valor relacionado a esta Cédula, mesmo decorrente de adiantamentos a depositante, damos ao Itaú Unibanco isolada ou cumulativamente as seguintes garantias:

6.1. Cessão fiduciária dos direitos sobre os créditos por nos entregues ao Itaú Unibanco para prestação de serviços de cobrança, discriminados em relação anexa, através de fita magnética ou de teleprocessamento, que tara parte desta Cédula; ou cessão fiduciária, se os títulos representativos dos créditos forem entregues endossados ao Itaú Unibanco;

6.1.1. os créditos dados em garantia serão passíveis nas praças onde o Itaú Unibanco tiver agência, terão por devedores pessoas não Iigadas a nos, designados Devedores, e serão em valor nunca inferior ao percentual de garantia indicado no subitem 1.10 sobre o saldo devedor desta Cédula;

6.1.1.1. obrigamo-nos a notificar aos Devedores a garantia constituída;

6.1 .2. o Itaú Unibanco selecionara os créditos dados em garantia, podendo recusar qualquer urn deles e, a qualquer tempo, pedir a substituição de titulo ou credito anteriormente aceito;

6.1.2.1. os créditos vencidos e não pagos, automaticamente, deixarão de integrar a garantia;

6.1.2.2. enquanto não substituídos, os créditos recusados e os vencidos terão o produto de sua cobrança creditado na conta vinculada;

6.1.3. pagaremos, no ate da entrega dos créditos, a tarifa de cobrança constante da Tabela de Tarifas, afixada nas agências.

6.1.4. se optarmos pela confecção e entrega do documento de cobrança diretamente por n6s aos Devedores, obrigamo-nos a fazer constar desses documentos a inscrição "credito dado em garantia ao Itaú Unibanco S.A., pagar somente através da rede bancaria";

6.1.5. o Itaú Unibanco creditara na conta vinculada indicada no subitem 1.2 0 produto da cobrança dos créditos dados em garantia;

6.1 ..6. o Itaú Unibanco transferira para a conta corrente de dep6sito indicada no subitem 1 .14 0 saldo credor da conta vinculada indicada no subitem 1.2 que exceder ao percentual contratado da garantia indicado no subitem 1.10 sobre o saldo devedor desta Cédula;

6.1 .7. na hip6tese de atraso no pagamento ou de vencimento antecipado, autorizamos o Itaú Unibanco a negociar os créditos dados em garantia e aplicar o produto da negociação na amortização ou liquidação da dívida;

6.2.	Aval, se exigido pelo Itaú Unibanco, que poderá ser prestado por meio de documento anexo, integrante desta Cédula.
6.3.	outras garantias adicionais, se exigidas pelo Itaú Unibanco, prestadas pcr meio de documentos anexos, parte integrante desta Cédula.

6.4. Substituiremos a(s) garantia(s) na hipótese de perda de seu objeto, ou as reforçaremos na de diminuição ou insuficiência do seu valor.

7.	Liquidação antecipada -o prazo de nossas obrigações decorrentes desta Cédula foi estabelecido no interesse de ambas as partes, de forma que o pagamento antecipado, inclusive na hip6tese de pagamento antecipado mediante recebimento pelo Itaú Unibanco de recursos de outra instituição financeira, constitui cumprimento de obrigação fora do prazo. Preestabelecemos, assim, que o saldo devedor na data do pagamento antecipado consistira no valor do principal não amortizado, acrescido: (i) dos encargos pactuados nesta Cédula para o período decorrido ate a data do pagamento antecipado; (ii) dos encargos vincendos desde a data de vencimento antecipado ate a data de vencimento originalmente pactuada, calculados a valor presente, mediante deságio desses valores, tendo pcr base os encargos remuneratórios indicados nesta Cédula; e (iii) de eventual indenização prevista no subitem 7.2 abaixo.

7.1. Fica estabelecido que a amortização antecipada, nos termos deste item 7, devera ser realizada tendo valor mínimo correspondente a 1 (uma) parcela prevista no preâmbulo, não sendo possível pagamento antecipado parcial de parcela.

7.2. Fica estabelecido que, no momento do pagamento antecipado, o Itaú Unibanco fará o calculo do valor presente do fluxo de pagamentos representativo das parcelas vincendas, desde as datas de vencimento original mente pactuadas, mediante o deságio desse fluxo, tendo por base a taxa de juros vigente para a aplicação de recursos a nos disponível no momento do pagamento antecipado. Caso o valor presente desse fluxo seja superior ao valor calculado nos termos do item 7(ii), acima, a diferença a maior consistira em indenização por nos devida ao Itaú Unibanco a titulo de recomposição de seu custo de aplicação captação.

7.3. Se, na data da contratação, formos comprovadamente microempresa ou empresa de pequeno porte nos termos da legislação aplicável, o Itaú Unibanco calculara o Valor Presente da operação como segue:

7.3.1. se o prazo a decorrer for de ate 12 (doze) meses ou se a amortização ou a liquidação antecipada ocorrer em ate 7 (sete) dias da contratação, com a aplicação da taxa de juros remuneratórios do contrato conforme indicada no subitem 1.10.1;

7.3.2. se o prazo a decorrer for superior a 12 (doze) meses, com a aplicação da Taxa de Desconto resultante da taxa de juros remuneratórios indicada no subitem 1.11, deduzida a taxa SELIC aplicável na data da contratação e acrescida da Taxa Selic do dia da amortização ou liquidação antecipada.

7.3.2.1. Para os fins deste item 7, entende-se por ''Taxa SELIC" a taxa de juros fixada pelo Conselho de Politica Monetária e divulgada pelo Banco Central do Brasil, que, por determinação do Conselho Monetário Nacional, deve compor a Taxa de Desconto para as amortizações ou liquidações antecipadas das operações de credito especificadas em regulamentação aplicável.

8. Vencimento Antecipado -Autorizamos o Itaú Unibanco a considerar antecipadamente vencida as obrigações decorrentes desta Cédula e exigível o pagamento da dívida e encargos na data do vencimento antecipado:

8.1. independentemente de aviso, se não cumprirmos qualquer de nossas obrigacões decorrentes desta Cédula, sofrermos legítimo protesto de titulo, pedirmos falência ou tivermos contra nos tal pedido, requerermos recuperação judicial, convocarmos credores para por pcr ou negociar plano de recuperação extrajudicial ou pedirmos homologação; se nao cumprirmos qualquer obrigação assumida em outras operações celebradas com o Itaú Unibanco e/ou qualquer outra empresa controlada, direta ou indiretamente, pela Itaú Unibanco Holding S.A. e/ou seus controladores ou empresas coligadas.

8.2. mediante aviso que o Itaú Unibanco nos enviara com antecedência mínima de 15 (quinze) dias, se: a) deixarmos de, no prazo mencionado no aviso, substituir o Devedor Solidário que vier a encontrar-se em insolvência ou em qualquer das situações do subitem anterior ou que discordar de qualquer alteração nas condições desta Cédula; b) houver medida ou evento que afete as garantias ou os direitos creditórios do Itaú Unibanco decorrentes desta Cédula;

c) houver sentença condenat6ria transitada em julgado, em razão de pratica, nossa ou de pessoa física atuando como nosso administrador, de atos que importem em discriminação de raça ou de gênero, trabalho infantil, trabalho escravo, assedio moral ou sexual, ou crime contra o meio ambiente;

d) realizarmos qualquer outra modalidade de acordo privado com credor(es) que indique nossa situação de crise econômico financeira ou de estado pré-falimentar.

9. Atraso de Pagamento e Multa -Sem prejuízo de vencimento antecipado, se houver atraso no pagamento de qualquer obrigação pecuniária decorrente desta Cédula, incidira sobre os valores devidos e não pagos, a taxa de juros remunerat6rios indicada no subitem 1.9, acrescida de juros morat6rios de 1% (um por cento) ao mês, todos calculados de forma pro rata e capitalizada na periodicidade do subitem 1.9.3, desde a data de vencimento da obrigação, ainda que por antecipação, ate a data de seu efetivo pagamento, e multa de 2% (dois por cento).

9.1. Pagaremos também, tanto no caso de cobrança judicial ou extrajudicial, despesas de cobrança, inclusive custas e honorários advocatícios.

9.2.CASO EXISTAM OBRIGACOES PECUNIARIAS DECORRENTES DESTA CEDULA VENCIDAS, AINDA QUE ANTECIPADAMENTE, E NAO PAGAS, o ITAU UNIBANCO PODERA:

9.2.1. COMPENSAR A Dívida MENCIONADA NO SUBITEM 9.2, ACIMA, COM VALORES QUE o ITAU UNIBANCO DEVA A QUALQUER TITULO A NOS OU AOS DEVEDORES SOL/OARIOS, INCLUSIVE RECURSOS OU APLICACOES FINANCEIRAS QUE NOS OU OS DEVEDORES SOLIDARIOS MANTIVERMOS NO ITAU UNIBANCO;

9.2.1.1. Para os fins do subitem 9.2.1, acima, os valores devidos pelo Itaú Unibanco que forem objeto da compensação ali descrita serão considerados vencidos na data da efetivação da compensação. ,

9.2.2. RETER QUAISQUERVALORES DE QUE N6s OU OS DEVEDORES SOLIDARIOS SEJAMOS TITULARES.

9.3. o RECEBIMENTO DO PRINCIPAL, PELO ITAU UNIBANCO, NAO SIGNIFICARA QUITACAO DOS ENCARGOS PREVISTOS NESTA CEDULA.

10. Reorganizações Societárias -Comunicaremos imediatamente ao Itaú Unibanco qualquer processo de reorganização societária (cisão, fusão, incorporação, etc.), alteração da sua atividade principal, alienação de estabelecimento comercial ou de parcela significativa de seus ativos ou mudança de controle, direto ou indireto, em que n6s ou nosso controlador, direto ou indireto, estejamos envolvidos. ,

10.1. Ocorrido qualquer dos eventos previstos no "caput" deste item, o ltau Unibanco podera considerar antecipadamente vencidas as obrigações desta Cédula e exigível, de imediato, o pagamento do total da dívida.

10.2. Prometemos que o nosso controlador, direto ou indireto, será cientificado do teor deste item e que dará cumprimento ao nele disposto.

11.	Tarifas -Por esta operação de empréstimo, pagaremos ao Itaú Unibanco na data da contratação, a tarifa de contratação prevista no subitem 1.5 que, se financiada, terá o seu valor incluído nas parcelas.

12.	Despesas -Se o Itaú Unibanco levar esta Cédula e suas garantias a registro, pagaremos todas as despesas dele decorrentes.

12.1. o Itaú Unibanco informara a nos o valor das despesas com 5 (cinco) dias de antecedência a realização do debito a ser processado nos termos do item 3.

13.	Custo Efetivo Total ("CET") -Nos declaramos que tomamos ciência do Custo Efetivo Total (UCET"), conforme definido no subitem 13.1, previamente a contratação desta operação, bern como dos fluxos considerados no calculo do CET, conforme planilha de calculo que nos foi entregue (“ planilha").

13.1. Para os fins desta Cédula, entende-se por Custo Efetivo Total ("CET") o custo total desta operação, expresso na forma de taxa percentual anual, indicado na Planilha. Para o calculo do CET são considerados: (a) o valor do credito concedido; (b) o numero de parcelas a pagar e a data de pagamento de cada uma; (c) o prazo da opera.;ao, em dias corridos, a partir da data da libera.;ao ate o vencimento da ultima parcela; e d) a taxa de juros remuneratórios, o valor dos tributos, das tarifas bancarias e das demais despesas previstas nesta Cédula.

14. Divulgação de Atraso no Pagamento -Na hipótese de ocorrer descumprimento de qualquer obriga.;ao nossa ou dos Devedores Solidários decorrentes desta Cédula, ou atraso no pagamento de qualquer valor devido em decorrência desta Cédula, o Itaú Unibanco comunicara o fato a SERASA, ao SPC (Servi.;o de Porte.;ao ao Credito), bem como a qualquer outro 6rgao encarregado de cadastrar atraso no pagamento e descumprimento de obriga.;ao contratual.

15. Sistema de Informação de Credito (SCR) -Nos e os Devedores Solidários autorizamos o Itaú Unibanco e as sociedades sob controle direto ou indireto da Itaú Unibanco Holding S.A., a qualquer tempo, mesmo ap6s a extinção desta opera.;ao a:

a)	fornecer ao Banco Central do Brasil (BACEN), para integrar o SCR, informações sobre o montante de nossas dívidas a vencer e vencidas, inclusive as em atraso e as operações baixadas com prejuízo, bern como o valor das coobrigações por nos assumidas e das garantias por nos prestadas, e
b)	consultar o SCR sobre eventuais informações a nosso respeito nele existentes.

15.1. A finalidade do SGR e prover o BAGEN de informações sobre operações de credito para supervisão do risco de credito e intercambio de informações entre instituições financeiras.

15.1.1. Estamos cientes de que a consulta ao SCR depende desta nossa autoriza.;ao previa e declaramos que eventual consulta anterior, para fins desta operação, contou com a nossa autoriza.;ao, ainda que verbal.

15.1.2. Poderemos ter acesso, a qualquer tempo, aos dados do SeR pelos meios colocados a nossa disposição pelo SAGEN e, em caso de divergência nos dados do SCR fornecidos pelo Itaú Unibanco ou sociedade sob controle direto ou indireto da ltau Unibanco Holding S.A., pedir sua correção, exclusão ou registro de anotação complementar, inclusive de medidas judiciais, mediante solicita.;ao escrita e fundamentada ao Itaú Unibanco

16.	Responsabilidade ambiental -Declaramos que: (i) não existem contra n6s processos judiciais ou administrativos relacionados a questões trabalhistas relativas a saúde ou segurança ocupacional, inclusive quanto a trabalho escravo ou infantil, nem tampouco relacionados a questões ambientais;

(ii) nossas atividades e propriedades estão em conformidade com a legislação ambiental brasileira, principalmente quanto ao licenciamento ambiental e alei de Biosseguran.;a; e (iii) os recursos decorrentes desta Cédula serão destinados apenas a finalidades Ilícitas que atendam rigorosamente a legislação trabalhista relativa a saúde e segurança ocupacional, inclusive quanto a ausência de trabalho análogo ao escravo e infantil, bern como a legislação ambiental brasileira ...

16.1. Durante a vigência desta Cédula, deveremos respeitar a legislação e regulamentação ambiental e trabalhista em vigor no Brasil, especial mente as normas relativas a saúde e segurança ocupacional, a inexistência de trabalho análogo ao escravo e infantil.

16.2. Obrigamo-nos a obter todos os documentos (laudos, estudos, relatórios, licenças, etc.) exigidos pela legislação e regulamentação ambiental e trabalhista em vigor no Brasil, mantendo-os vigentes e atestando o seu cumprimento, e a informar ao Itau Unibanco, imediatamente, a manifesta.;ao desfavorável de qualquer órgão publico.

16.3. Independente de culpa, ressarcirernos o Itaú Unibanco de qualquer quantia que este seja compilado a pagar, bem como o indenizaremos por quaisquer perdas e danos referentes a danos ambientais ou relativos a saúde e segurança ocupacional que, de qualquer forma a autoridade entenda estar relacionado a utilização dos recursos desta Cédula

17. Tolerância – A tolerância de uma das partes quanto ao descumprimento de qualquer obrigação pela outra parte não significara renuncia ao direito de exigir o cumprimento da obrigação, nem perdão. Nem alteração do que foi aqui contratado.

18. Efetivação da contratação -CASO ESTA CEDULA TENHA DSIDO ASSINADA POR NOS FOR A DA AGENCIA DO ITAU UNIBANCO DECLARAMOS QUE TODOS OS SEUS TERMOS CORRESPONDUM EXATATMENTE AQUELES CONSTANTES ORIGINALMENTE NO ARQUIVO ELECTRONICO OU NO FORMULARIO QUE NOS FOI ENCAMINHADO APOS A SUA ASSINATURA, DEVEREMOS ENCAMINHA-LA A AGENCIA DO ITAU UNIBANCO PARA ADOCAO DAS DEMAIS PROVIDENCIAS VISANDO A EFFETIVACAO DA CONTRACACAO AS CONDICOFS FINANCEIRAS AJUSTADAS PAPA ESTA CEDULA SOMENTE TEM VALIDADE PAPA A DATA INDINCADA NO SUBITEM 1.1.

19. Solução Amigável de Conflitos - Para a solucão amigável de eventuais conflitos relacionados a esta Cédula, poderemos dirigir nosso pedido de reclamação a nossa agencia do Itaú Unibanco. O Itaú Unibanco coloca ainda a nossa disposição o SAC. Itaú (0800 728 0728) o SAC – Itaú exclusive ao deficiente auditivo (0800 772 1722) e o Fale Conosco (www.itau.com.br) Se não for solucionado conflito, poderemos recorrer a Ouvidoria Corporativa Itaú (0800 570 0011) em dias úteis das 9h as 18h.Caixa postal 67.600 CEP 03162-970

20. Declaração de Leitura – O Itaú Unibanco orientou a nos e ao(s) Devedor(es) Solidário(s) a lermos atentamente os termos e as condições da presente Cédula e a esclarecermos todas as nossas eventuais duvidas.

20.1. Nos e o(s) Devedor(es) Solidário(s) estamos cientes do que, ao assinarmos a presente Cédula, declaramos que a lemos previamente e que não possuímos nenhuma duvida com relação a quaisquer de suas cláusulas.

21. Foro – Fica eleito o Foro da Comarca do local de emissao desta Cédula podendo a parte que promover a ação optar pelo Foro do nosso domicílio.

Local e data retro

Emitente:

/s/ Eduardo Fernandes Tavares
Miguel G. Bastos
Lakeland Brasil S/A
President

Nome:	/s/ Eduardo Fernandes Tavares	Nome: /s/ Fábio da Fonseca Santos Silva
CPF/CNP 112.583.238-00		CPF/CNP 786.227.515-20
Telephone: 71/3390.3000		Telephone: 71/3390.3000
Endereço:		Endereço:

Exhibit 10.4

Original Amount	Bank	Payment Terms/Monthly Installment	Due Date	Interest Rate	Collateral
R$500,000	Itau	07 Installment	July 31, 2014	1.53% am	Customer contract